EX-23.d.2.u.i
EXHIBIT A
SUBADVISORY AGREEMENT
BETWEEN
NATIONWIDE VARIABLE INSURANCE TRUST,
NATIONWIDE FUND ADVISORS
AND AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
Effective March 24, 2008
Amended March ___, 2009

Funds of the Trust	Subadvisory Fees
NVIT Multi-Manager Mid Cap Growth Fund	0.45% on Subadviser Assets up to $300 million;
0.40% on Subadviser Assets of $300 million and more

NVIT Multi-Manager Mid Cap Value Fund	0.45% on Subadviser Assets up to $300 million;
0.40% on Subadviser Assets of $300 million and more

American Century NVIT Multi Cap Value Fund*	0.32% on all Subadviser Assets

* As approved at the Board of Trustees Meeting held on December 3, 2008.
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     IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:
Name:
Title:

ADVISER
NATIONWIDE FUND ADVISORS

By:
Name:
Title:

SUBADVISER
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:
Name:
Title: